Exhibit 99.1

CONTACT:
Investors
PondelWilkinson Inc.
Laurie Berman
310-279-5962
lberman@pondel.com

RENTRAK REPORTS FISCAL 2012 THIRD QUARTER FINANCIAL RESULTS

— Advanced Media Division Now Represents 45 Percent of Total Revenues;

60 Percent of Total Gross Margin —

— TV Measurement Client Growth Accelerates;

140 Local TV Station Clients up from 79 at Beginning of Quarter —

PORTLAND, OR (February 7, 2012) – Rentrak Corporation (NASDAQ: RENT), a leader in multi-screen media measurement serving the advertising, television and entertainment industries, today announced financial results for its third fiscal quarter ended December 31, 2011.

Consolidated revenues were $22.2 million for the third quarter of fiscal 2012, compared with $23.7 million for last year’s third quarter, reflecting a 21 percent decline in the company’s Home Entertainment business, partially offset by a 20 percent increase in the company’s Advanced Media and Information (AMI) business.

Revenues in the company’s AMI division rose to $9.9 million for the 2012 fiscal third quarter, up from $8.2 million a year ago, and represent 45 percent of Rentrak’s consolidated revenues, up from 35 percent last year.

($ in millions)	3Q FY12	3Q FY11	Percent Change
AMI revenue	$9.9	$8.2	20%
TV Essentials™	$2.3	$1.4	58%
Box Office Essentials™	$5.5	$4.5	21%
OnDemand Essentials™*	$2.1	$2.3	-5%

Home Entertainment revenue	$12.3	$15.5	-21%

*	The fiscal 2011 period includes a large custom project and a client, Flo TV, which is no longer in business. Excluding these amounts, OnDemand Essentials™ contract revenue increased 15 percent.

“Marketplace momentum for our TV businesses is continuing to build, with more networks, stations, advertisers and advertising agencies using Rentrak’s census-based measurement currency,” said Bill Livek, Rentrak’s Chief Executive Officer. “We are successfully delivering on our promise to grow our Advanced Media and Information division to represent the majority of our revenue and operating income.”

Revenues in the company’s Home Entertainment business declined to $12.3 million for the most recent quarter from $15.5 million for last fiscal year’s third quarter, resulting primarily from a decline in retail store customers’ revenue due to product mix, fewer participating retailers, and increased competition from alternative distribution channels, a reduction in the number of significant theatrical rental titles made available during the fiscal 2012 third quarter, and Warner Brothers’ decision to release its video content in the retail channel before offering it to the rental market.

Rentrak Reports Fiscal 2012 Third Quarter Financial Results

February 7, 2012

Rentrak’s gross margin grew to 48 percent of consolidated revenues for the fiscal 2012 third quarter from 41 percent for the same period last year, primarily reflecting an increase in revenues generated from the company’s AMI division. Gross margin for AMI grew to 65 percent for the fiscal 2012 third quarter from 64 percent last year. Gross margin for Home Entertainment advanced to 34 percent for the fiscal 2012 third quarter from 28 percent one year ago.

Operating expenses for the fiscal 2012 third quarter totaled $11.6 million, or 52 percent of consolidated revenues, roughly equal to $11.6 million, or 49 percent of consolidated revenues, for the fiscal 2011 third quarter.

Operating loss for the third quarter of fiscal 2012 was reduced to $974,000, which included $186,000 of acquisition expense and $1.0 million of stock-based compensation costs. Operating loss for the third quarter of last year was $2.0 million, which included $539,000 of acquisition expense and $2.2 million in stock-based compensation costs.

Operating income in the company’s AMI segment for the fiscal 2012 third quarter totaled $1.1 million, or 11 percent of AMI revenues, compared with an operating loss of $655,000 for last year’s third fiscal quarter. Home Entertainment operating income for the fiscal 2012 third quarter totaled $2.0 million, or 16 percent of Home Entertainment revenues, compared with $2.4 million, or 15 percent of Home Entertainment revenues, for last year’s third fiscal quarter.

Rentrak’s net loss for the fiscal 2012 third quarter amounted to $1.9 million, or $0.18 per share, compared with a net loss of $473,000, or $0.04 per share, for the same quarter last year. Excluding the acquisition and stock-based compensation costs already mentioned, and a tax valuation allowance of $1.2 million, net income for the fiscal 2012 third quarter would have been $190,000, or $0.02 per diluted share, compared with $664,000, or $0.06 per diluted share, for the fiscal 2011 third quarter. The reconciliation of these non-GAAP earnings per share (EPS) to EPS, the most comparable financial measure based upon generally accepted accounting principles (GAAP), and a further explanation about non-GAAP EPS, is included in the financial tables at the end of this press release.

Adjusted EBITDA for the fiscal 2012 third quarter was $1.1 million, compared with $1.0 million last year. Excluding the acquisition costs already mentioned for both periods, adjusted EBITDA would have been $1.3 million for the fiscal 2012 third quarter, versus $1.6 million for the fiscal 2011 third quarter, primarily due to the decline in Home Entertainment. The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, and a further explanation about adjusted EBITDA, is included in the financial tables at the end of this press release.

Rentrak recorded a tax provision of $1.1 million for the third quarter of fiscal 2012, compared with a tax benefit of $1.4 million for the prior year period. The change in tax was primarily due to the recording of a valuation allowance to fully reserve deferred tax assets as a result of the company’s cumulative losses primarily due to investments in acquisitions and its TV Essentials’™ growth strategy. In the future, as the company generates taxable income, it expects to be able to utilize these deferred tax assets, which should reduce future tax expense.

Rentrak Reports Fiscal 2012 Third Quarter Financial Results

February 7, 2012

The company generated $2.3 million and $5.7 million in cash from operating activities for the third quarter and first nine months of fiscal 2012, respectively, compared with $595,000 and $7.3 million for the third quarter and first nine months of fiscal 2011.

Rentrak’s cash, cash equivalents and marketable securities balance was $24.4 million at December 31, 2011, compared with $26.4 million at March 31, 2011, primarily reflecting $4.3 million in stock repurchases. No shares were repurchased in the fiscal 2012 third quarter.

Rentrak announced several recent developments which occurred in December, January and February, but which were not fully reflected in fiscal 2012 third quarter performance:

•	Growing its local TV measurement service to 140 local TV station clients, up from 79 at the beginning of the quarter, across 30 station groups in 67 local TV markets.

•	Expanded contracts with Belo Corp., London Broadcasting, Post-Newsweek, Raycom TV and Schurz Communications.

•	Completed penetration of the Springfield, Missouri market through a new contract with Koplar Communications.

•	Signed new agreements with Prime Cities Broadcasting for two North Dakota television stations and with Peak Media for two stations in Johnstown-Altoona, Pennsylvania.

•	Extending its national TV measurement client base through the addition of ION Television, MavTV, Music Choice and Star TV, which is operated by News Corp’s STAR division.

•

Increasing its advertising agency client base through the addition of holding company The Interpublic Group of Companies, and its Mediabrands business, which consists of Universal McCann, Initiative, and MagnaGlobal. The enterprise-wide agreement with Mediabrands includes subscriptions to virtually every Rentrak offering including the company’s national and local TV ratings, Exact Commercial Ratings, and Rentrak’s newly released “movie-goer” segmentation database. The company anticipates that Mediabrands will be an aggressive user of its services in the marketplace. Rentrak also recently added advertising agencies Aegis Media North America, Camelot Strategic Marketing & Media, PrecisionDemand and The Lloyd Daniel Corporation. Rentrak now counts nearly every major national advertising holding company as a client.

•

Launching Exact Commercial Ratings, a module for Rentrak’s national TV measurement subscribers to help advertisers gain information about how many viewers were exposed to the advertisers’ actual ads versus an average commercial on the networks on which they advertise.

•

Adding political outlook segment demographics into the company’s local and national TV measurement services to help agencies, political candidates and political parties more effectively identify their audiences.

•	Re-entering the Quebec, Canada Home Entertainment market and signing a major retail chain with more than 60 stores.

Conference Call

Rentrak will hold a conference call at 5:00 p.m. ET/2:00 p.m. PT today to discuss its fiscal 2012 third quarter financial results. Shareholders, members of the media and other interested parties may participate in the call by dialing 877-941-6009 from the U.S. or Canada, or 480-629-9645 from international locations, conference ID 4505307. An audio replay of the conference call will be available through midnight February 14, 2012 by dialing 800-406-7325 from the U.S. or Canada, or 303-590-3030 from international locations, passcode 4505307. This call is being webcast and can be accessed at Rentrak’s Web site at www.rentrak.com, where it will be archived through February 6, 2013.

Rentrak Reports Fiscal 2012 Third Quarter Financial Results

February 7, 2012

About Rentrak Corporation

Rentrak Corporation is a global digital media measurement and research company, serving the most recognizable companies in the entertainment industry. With a reach across numerous platforms including box office, multi-screen television, and home video, Rentrak has developed more efficient metrics to be used as the database currency for the evaluation and selling of media. Rentrak is headquartered in Portland, Oregon, with additional U.S. and international offices. For more information on Rentrak, please visit www.rentrak.com.

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, momentum for the company’s TV businesses continuing to grow, successfully growing the company’s AMI division to represent a majority of the company’s revenue and operating income, execution of the company’s business plan, growth in its client base and in the movie and television segments, the growing importance of its census-based measurement services for networks, stations, advertisers and advertising agencies, utilization of deferred tax assets to reduce future tax expense and use of the company’s services by Mediabrands. These forward-looking statements are based on Rentrak’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions, all of which are subject to change. Forward-looking statements are not guarantees of future performance and Rentrak’s actual results may differ significantly as a result of a number of factors, including customer demand for movies in various media formats subject to company guarantees, the company’s ability to attract new revenue-sharing customers and retain existing customers, the company’s ability to successfully grow its AMI division, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new services to create new revenue streams, its ability to successfully integrate acquired businesses, and Rentrak’s customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak’s financial results are described in Rentrak’s reports on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

RENTF

(Financial Tables Follow)

Rentrak Reports Fiscal 2012 Third Quarter Financial Results

February 7, 2012

Rentrak Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2011	2010	2011	2010
Revenue	$22,211	$23,716	$66,471	$72,409
Cost of sales	11,590	14,089	35,229	41,084

Gross margin	10,621	9,627	31,242	31,325
Operating expenses:
Selling and administrative	11,595	11,638	32,354	33,129

Loss from operations	(974)	(2,011)	(1,112)	(1,804)
Other income:
Interest income, net	133	148	348	351
Other income	—	—	—	124

	133	148	348	475

Loss before income taxes	(841)	(1,863)	(764)	(1,329)
Provision (benefit) for income taxes	1,106	(1,390)	1,046	(1,351)

Net income (loss)	$(1,947)	$(473)	$(1,810)	$22

Basic net income (loss) per share	$(0.18)	$(0.04)	$(0.16)	$0.00

Diluted net income (loss) per share	$(0.18)	$(0.04)	$(0.16)	$0.00

Shares used in per share calculations:
Basic	11,102	11,025	11,205	10,886

Diluted	11,102	11,025	11,205	11,338

Rentrak Reports Fiscal 2012 Third Quarter Financial Results

February 7, 2012

Rentrak Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	December 31, 2011	March 31, 2011

Assets
Current Assets:
Cash and cash equivalents	$1,220	$3,821
Marketable securities	23,192	22,556
Accounts and notes receivable, net of allowances for doubtful accounts of $770 and $645	13,280	16,713
Taxes receivable and prepaid taxes	803	1,726
Deferred tax assets, net	—	152
Other current assets	909	1,091

Total Current Assets	39,404	46,059
Property and equipment, net of accumulated depreciation of $16,128 and $13,750	9,862	8,834
Deferred tax assets, net	—	1,242
Goodwill	5,018	5,222
Other intangible assets, net of accumulated amortization of $1,340 and $724	13,280	14,122
Other assets	717	696

Total Assets	$68,281	$76,175

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,415	$7,223
Accrued liabilities	2,734	3,022
Accrued compensation	3,870	6,144
Deferred revenue	1,509	1,210

Total Current Liabilities	12,528	17,599
Deferred rent, long-term portion	1,338	942
Taxes payable, long-term	665	1,261
Deferred tax liability, long-term	13	—
Note payable	519	—

Total Liabilities	15,063	19,802
Commitments and Contingencies	—	—
Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 30,000 shares authorized; shares issued and outstanding: 11,006 and 11,243	11	11
Capital in excess of par value	53,495	54,358
Accumulated other comprehensive income	48	530
Retained earnings (accumulated deficit)	(336)	1,474

Total Stockholders’ Equity	53,218	56,373

Total Liabilities and Stockholders’ Equity	$68,281	$76,175

Rentrak Reports Fiscal 2012 Third Quarter Financial Results

February 7, 2012

Rentrak Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Nine Months Ended December 31,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$(1,810)	$22
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Tax benefit from stock-based compensation	—	983
Depreciation and amortization	3,233	2,392
Impairment of capitalized software projects	—	8
Stock-based compensation	813	5,650
Excess tax benefits from stock-based compensation	—	(1,767)
Deferred income taxes	1,407	(158)
Gain on liquidation of investment	—	(104)
Loss (gain) on sale of assets	2	(12)
Realized gain on marketable securities	(37)	(17)
Interest on note payable	19	—
Adjustment to allowance for doubtful accounts	125	44
(Increase) decrease in:
Accounts and notes receivable	3,433	3,918
Taxes receivable and prepaid taxes	923	(2,109)
Other assets	304	(363)
Increase (decrease) in:
Accounts payable	(2,827)	612
Taxes payable	(596)	212
Accrued liabilities and compensation	(10)	(1,786)
Deferred revenue	299	(167)
Deferred rent	407	(48)
Other liabilities	—	(13)

Net cash provided by operating activities	5,685	7,297
Cash flows from investing activities:
Purchase of marketable securities	(15,903)	(13,411)
Sale or maturity of marketable securities	15,371	7,300
Proceeds on the sale of assets	—	14
Proceeds on the liquidation of investment	—	224
Cash paid for acquisition	—	(1,726)
Purchase of property and equipment	(3,355)	(2,626)

Net cash used in investing activities	(3,887)	(10,225)
Cash flows from financing activities:
Proceeds from notes payable	500	—
Issuance of common stock	60	1,071
Excess tax benefits from stock-based compensation	—	1,767
Repurchase of common stock	(4,341)	—

Net cash provided by (used in) financing activities	(3,781)	2,838
Effect of foreign exchange translation on cash	(618)	59

Decrease in cash and cash equivalents	(2,601)	(31)
Cash and cash equivalents:
Beginning of period	3,821	2,435

End of period	$1,220	$2,404

Supplemental information:
Capitalized stock-based compensation	$253	$335
Common stock used to pay for option exercises	306	641

Rentrak Reports Fiscal 2012 Third Quarter Financial Results

February 7, 2012

Rentrak Corporation and Subsidiaries

Information by Segment

(Unaudited)

(In thousands)

		For the Three Months		For the Nine Months
		Ended December 31,		Ended December 31,
		2011	2010	2011	2010
AMI	Sales to external customers	$9,899	$8,220	$28,212	$24,149
	Gross margin	$6,417	$5,227	$17,802	$16,626
	Income (loss) from operations	$1,107	$(655)	$3,730	$1,207
HOME	Sales to external customers	$12,312	$15,496	$38,259	$48,260
ENTERTAINMENT	Gross margin	$4,204	$4,400	$13,440	$14,699
	Income from operations	$2,011	$2,375	$6,972	$8,686
Total	Sales to external customers	$22,211	$23,716	$66,471	$72,409
	Gross margin	$10,621	$9,627	$31,242	$31,325
	Income from operations	$3,118	$1,720	$10,702	$9,893

Note: Prior period amounts are reclassified to reflect the move of Home Entertainment Essentials from AMI into Home Entertainment division. The segment operating income figures are before corporate overhead.

Rentrak Reports Fiscal 2012 Third Quarter Financial Results

February 7, 2012

Rentrak Corporation and Subsidiaries

Reconciliation of GAAP and Non-GAAP Financial Measures

Adjusted EBITDA

(Unaudited)

(In thousands)

	For the Three Months		For the Nine Months
	Ended December 31,		Ended December 31,
	2011	2010	2011	2010
Net income (loss)	$(1,947)	$(473)	$(1,810)	$22
Adjustments:
(Benefit) provision for income taxes	1,106	(1,390)	1,046	(1,351)
Interest income, net	(133)	(148)	(348)	(475)
Depreciation and amortization	1,097	852	3,233	2,392
Stock-based compensation	1,022	2,194	813	5,650

Adjusted EBITDA	$1,145	$1,035	$2,934	$6,238

Acquisition costs	186	539	633	1,442

Adjusted EBITDA before acquisition costs	$1,331	$1,574	$3,567	$7,680

About Adjusted EBITDA before acquisition costs

From time to time, we may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) in our conference calls and discussions with analysts in connection with our reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). The reconciliation of GAAP and Non-GAAP financial measures for the three and nine month periods ended December 31, 2011 and 2010 is included in the above table. Management of the company believes that Adjusted EBITDA is helpful as an indicator of the current financial performance of the company and its capacity to operationally fund capital expenditures and working capital requirements. Due to the nature of the company’s internally-developed software policies and the company’s use of stock-based compensation, the company incurs significant non-cash charges for depreciation, amortization and stock-based compensation expense that may not be indicative of its operating performance from a cash perspective. Therefore, the company believes that using the measure of Adjusted EBITDA will help provide a better understanding of the company’s underlying financial performance and ability to generate cash flows from operations.

Rentrak Reports Fiscal 2012 Third Quarter Financial Results

February 7, 2012

Rentrak Corporation and Subsidiaries

Reconciliation of GAAP and Non-GAAP Financial Measures

Non-GAAP Diluted EPS

(Unaudited)

For the Three Months Ended December 31,
	2011		2010
Diluted EPS, as reported	$(0.18)	Diluted EPS, as reported	$(0.04)
Valuation allowance on deferred tax assets	0.11
Acquisitions	0.01	Acquisitions	0.02
Stock-based compensation	0.08	Stock-based compensation	0.08

Total	0.20	Total	0.10

Diluted EPS, non-GAAP	$0.02	Diluted EPS, non-GAAP	$0.06

For the Nine Months Ended December 31,
	2011		2010
Diluted EPS, as reported	$(0.16)	Diluted EPS, as reported	$0.00
Valuation allowance on deferred tax assets	0.11
Acquisitions	0.04	Acquisitions	0.03
Stock-based compensation	0.06	Stock-based compensation	0.10

Total	0.21	Total	0.13

Diluted EPS, non-GAAP	$0.05	Diluted EPS, non-GAAP	$0.13

From time to time, Management may refer to “non-GAAP diluted EPS” in our conference calls and discussions with analysts in connection with the company’s reported historical financial results. This financial measure does not represent diluted EPS as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported diluted EPS. The reconciliation of GAAP and Non-GAAP financial measures for the three and nine month periods ended December 31, 2011 and 2010 is included in the above table. Management of the company believes that acquisition costs, stock-based compensation and the valuation allowance on deferred tax assets should be factored out of reported EPS in order to provide a more useful indicator of the current financial performance of the company. Due to the nature of the company’s equity and stock-based compensation plans, costs associated with acquisitions and the valuation allowance on deferred tax assets, the company’s diluted EPS, which includes these items, may not be indicative of its on-going operating performance. Therefore, the company believes that using the measure of “non-GAAP diluted EPS” may help provide a better understanding of the company’s underlying financial performance.